Exhibit 4.7
Execution Version

OMNIBUS AMENDMENT TO
TRUST AGREEMENT AND INDENTURE
(Exeter Automobile Receivables Trust 2022-6)
This OMNIBUS AMENDMENT, dated as of October 10, 2025 (this “Omnibus Amendment”), constitutes (i) Amendment No. 1 to the Amended and Restated Trust Agreement, dated as of November 15, 2022 (the “Trust Agreement”), between EFCAR, LLC, as depositor (the “Seller”), and WILMINGTON TRUST COMPANY, as owner trustee (the “Owner Trustee”), and (ii) Amendment No. 1 to the Indenture, dated as of November 15, 2022 (the “Indenture”), among EXETER AUTOMOBILE RECEIVABLES TRUST 2022-6 (the “Issuer”), EXETER HOLDINGS TRUST 2022-6 (the “Holding Trust”), and CITIBANK, N.A. (the “Indenture Trustee”).
WHEREAS, the Seller wishes to amend the Trust Agreement and the Issuer wishes to amend the Indenture to provide for the ability of any Certificateholder to make capital contributions, from time to time and in its sole discretion, to the Issuer and as otherwise set forth below;
WHEREAS, this Omnibus Amendment is being executed and delivered pursuant to and in accordance with (i) Section 10.1(a)(ii) of the Trust Agreement and (ii) Section 9.1(b) of the Indenture in order to make changes to the certain provisions of the Indenture;
WHEREAS, the Seller has determined that the amendment of the Trust Agreement is not inconsistent with the provisions of the Trust Agreement;
WHEREAS, (i) prior written notice has been provided to the Rating Agencies in accordance with Section 10.1(a) of the Trust Agreement, (ii) the Opinion of Counsel, described in Section 10.1(a) of the Trust Agreement, that this Omnibus Amendment will not adversely affect in any material respect the interests of any Noteholder or Certificateholder, has been delivered to the Owner Trustee and the Indenture Trustee, and (iii) the Opinion of Counsel, described in Section 10.1 of the Trust Agreement, that the execution of this Omnibus Amendment is authorized or permitted by the Trust Agreement and that all conditions precedent to this Omnibus Amendment set forth in the Trust Agreement have been satisfied has been delivered to the Owner Trustee; and
WHEREAS, (i) prior written notice has been provided to the Rating Agencies in accordance with Section 9.1(b) of the Indenture and (ii) the Opinion of Counsel, described in Section 9.1(b) of the Indenture, that (a) this Omnibus Amendment will not adversely affect in any material respect the interests of any Noteholder, (b) this Omnibus Amendment is authorized or permitted by the terms of the Indenture and (c) all conditions precedent to entering into this Omnibus Amendment set forth in the Indenture have been satisfied has been delivered to the Indenture Trustee and the Owner Trustee;
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:
SECTION 1.  Defined Terms.  Capitalized terms used but not defined herein shall have the meanings set forth in (i) the Sale and Servicing Agreement, dated as of November 15, 2022, among the Seller, the Issuer, the Holding Trust, the Indenture Trustee, Exeter Finance LLC, as servicer, and Citibank N.A., as backup servicer, (ii) the Indenture or (iii) the Trust Agreement, as applicable.
SECTION 2.  Amendments to the Trust Agreement.
2.1            The defined term “Owner Trust Estate” in Section 1.1 of the Trust Agreement is hereby deleted and replaced in its entirety with the following:
“Owner Trust Estate” shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to the Contribution Agreement, including the Holding Trust Certificate, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Trust pursuant to the Contribution Agreement and any capital contributions made by a Certificateholder to the Trust from time to time in accordance with Section 2.5 hereof.
2.2            Section 2.5 of the Trust Agreement is hereby deleted and replaced in its entirety with the following:
SECTION 2.5  Capital Contribution of Trust Estate.
The Owner Trustee hereby acknowledges receipt in trust from the Depositor of the Conveyed Assets (as defined in the Sale and Servicing Agreement) which shall constitute the initial Owner Trust Estate. The Depositor acknowledges that the Conveyed Assets have been transferred to, and are being held by, Citibank, N.A., as agent for the Trust. The Depositor shall pay organizational expenses of the Trust as they may arise.  The parties hereto acknowledge that any Certificateholder may, from time to time and in its sole and absolute discretion, make capital contributions to the Trust, which assets shall become a part of the Owner Trust Estate.
SECTION 3.  Amendments to the Indenture.
3.1            Section 3.15 of the Indenture is hereby deleted and replaced in its entirety with the following:
Section 3.15          Guarantees, Loans, Advances and Other Liabilities.  Except as contemplated by the Sale and Servicing Agreement, the Contribution Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person; provided, however, that the foregoing shall not be construed so as to prohibit the Issuer’s receipt of capital contributions made by one or more Certificateholders in accordance with Section 2.5 of the Trust Agreement which may be evidenced by a separate capital contribution agreement (each a “Capital

Contribution Agreement”) among one or more Certificateholders, the Issuer, the Indenture Trustee (pursuant to an Issuer Order), and such other parties from time to time party thereto.
SECTION 4.  Effect of Omnibus Amendment.  As of the date of this Omnibus Amendment, the Trust Agreement and the Indenture shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the respective parties thereto and hereto shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Omnibus Amendment shall be deemed to be part of the respective terms and conditions of the Trust Agreement and the Indenture, as applicable, for any and all purposes.  Except as modified and expressly amended by this Omnibus Amendment, each of the Trust Agreement and the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.  For the avoidance of doubt this Omnibus Amendment will not change (i) the duties or obligations of the Indenture Trustee or Backup Servicer under the Indenture or Sale and Servicing Agreement, including with respect to Section 5.9 of the Indenture (Statements to Noteholders) or (ii) the priority of payments in Section 5.7 of the Sale and Servicing Agreement or Section 5.6 of the Indenture.  The Indenture Trustee is hereby authorized and directed to execute any Capital Contribution Agreement for the sole purpose of acknowledging such agreement.  No Capital Contribution Agreement executed by the Indenture Trustee shall be construed to create any obligations or duties upon the Indenture Trustee nor shall the Indenture Trustee be obligated or have a duty to exercise any rights granted to the Indenture Trustee thereunder unless directed in writing by a Controlling Party.  Further, the Indenture Trustee is authorized and directed to making distributions pursuant to 5.7 of the Sale and Servicing Agreement in accordance with the Servicer’s Certificate, delivered pursuant to Section 4.9 of the Sale and Servicing Agreement, after the execution of any Capital Contribution Agreement, as reflect in the Servicer’s Certificate.
SECTION 5.  Severability.  Any provision of this Omnibus Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 6.  Separate Counterparts.  This Omnibus Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.  Each party agrees that this Omnibus Amendment and any other documents to be delivered in connection herewith may be electronically signed and delivered, and that any electronic signatures (including PDF or facsimile) appearing on this Omnibus Amendment or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
SECTION 7.  Headings.  The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
SECTION 8.  Governing Law.  This Omnibus Amendment shall be governed by and construed in accordance with the laws of the state of New York, without reference to its conflict of law provisions (other than Section 5-1401 and 5-1402 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided that, the amendments to each of the Basic Documents set forth in this Omnibus Amendment shall be governed by and construed in accordance with the laws of the jurisdiction selected in and governing such Basic Documents, without reference to the conflict of law provisions of such jurisdiction, and the obligations, rights and remedies of the parties hereunder with respect to such Basic Documents, as amended hereby, shall be determined in accordance with such laws.
SECTION 9.  Limitation of Liability of Owner Trustee.  It is expressly understood and agreed by the parties hereto that (i) this Omnibus Amendment is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Holding Trust and the Issuer, the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, covenants, undertakings and agreements herein made on the part of the Holding Trust and the Issuer is made and intended not as personal representations, covenants, undertakings, and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Holding Trust and the Issuer, respectively, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Holding Trust, the Issuer, or any other Person in this Omnibus Amendment and (v) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Holding Trust or the Issuer or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Holding Trust or the Issuer under this Omnibus Amendment or any other related documents.
SECTION 10.  Limitation of Liability of Indenture Trustee.  This Omnibus Amendment has been executed and delivered by Citibank, N.A., not in its individual capacity but solely as Indenture Trustee, and in no event shall Citibank, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Holding Trust or the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Holding Trust or the Issuer, as applicable.  The Indenture Trustee has the same rights, protections and immunities hereunder as it has under the Indenture as if such rights, protections and immunities were expressly set forth herein mutatis mutandis, which shall survive the satisfaction and discharge of the Indenture.
SECTION 11.  Instruction.  Pursuant to Section 9.1(b) of the Indenture, the Issuer hereby instructs the Indenture Trustee to execute this Omnibus Amendment, this instruction is an Issuer Order pursuant to the Indenture.  Pursuant to Sections 5.1 and 5.3 of each of the Holding Trust Agreement and the Trust Agreement, the Issuer, as Holding Trust Certificateholder, and the Seller as sole Certificateholder of the Issuer, hereby authorize and direct the Owner Trustee to execute this Omnibus Amendment on behalf of each of the Holding Trust and the Issuer. The Seller hereby certifies to the Owner Trustee that (i) it is the sole Certificateholder of the Issuer, (ii) all conditions precedent to the execution and delivery of this Omnibus Amendment have been satisfied, and (iii) this Omnibus Amendment is consistent with the terms of the Basic Documents. Each of the Seller and the Issuer waive all right to notice of the forgoing actions each may be entitled to under the Basic Documents.  Exeter agrees to indemnify the Owner Trustee against the costs, expenses and liabilities (including legal fees, costs and expenses and including all costs, expenses and liabilities incurred in connection with enforcement of indemnification rights hereunder) that may be incurred by the Owner Trustee in connection with this Omnibus Amendment.
 SECTION 12.    Certificate Registrar and Certificate Paying Agent.  In accordance with Section 10.1 of the Trust Agreement, the Seller hereby certifies that this Omnibus Amendment does not affect the rights, protections or duties of the Certificate Registrar or the Certificate Paying Agent and that, as a result, the consent of the Certificate Registrar or the Certificate Paying Agent is not required for the effectiveness of this Omnibus Amendment.
SECTION 13.  Indenture Trustee and Owner Trustee Make No Representation.  Neither the Indenture Trustee nor the Owner Trustee makes any representation as to the validity or sufficiency of this Omnibus Amendment or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.
SECTION 14.  Officer’s Certification.  The Seller has read the Trust Agreement, the Indenture, and the definitions in the Indenture, this Omnibus Amendment and the Sale and Servicing Agreement.  The Seller has examined the Basic Documents, the Issuer Order in Section 11 above, the Opinions of Counsel described in the fourth and fifth Whereas clauses hereto, the direction to the Owner Trustee in Section 11 above, the notices to the Rating Agencies described in the fourth and fifth Whereas clauses hereto, and this Omnibus Amendment.  In the opinion of the Seller, the Seller has made such examination or investigation as is necessary to enable the Seller to express the opinions stated herein.  In the opinion of the Seller, upon the full execution and delivery of this Omnibus Amendment, including the Issuer Order and direction to Owner Trustee included in Section 11 above and the Officer Certification in this Section 14, together with delivery of the Opinions of Counsel described in the fourth and fifth Whereas clause hereto and the prior notices provided to the Rating Agencies as described in fourth and fifth Whereas clauses hereto, all conditions precedent in the Trust Agreement and Indenture will be satisfied with respect to this Omnibus Amendment.  The Seller further certifies that this Omnibus Amendment is authorized and permitted by the Basic Documents.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to be duly executed by their respective officers as of the day and year first above written.
EXETER AUTOMOBILE RECEIVABLES TRUST 2022-6

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

	By:	/s/ Clarice Wright
Name: Clarice Wright
Title: Vice President

EXETER HOLDINGS TRUST 2022-6

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Holding Trust

	By:	/s/ Clarice Wright
Name: Clarice Wright
Title: Vice President

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Owner Trustee of the Issuer

	By:	/s/ Clarice Wright
Name: Clarice Wright
Title: Vice President

CITIBANK, N.A.,
not in its individual capacity but solely as Indenture Trustee

By:/s/ Jennifer Morris
Name:  Jennifer Morris
Title:    Senior Trust Officer

EFCAR, LLC,
as Seller and sole Certificateholder of the Issuer

By:	/s/ Jeff Briggs
Name: Jeff Briggs
Title: Assistant Vice President

ACKNOWLEDGED AND AGREED TO:

EXETER FINANCE LLC,
solely with respect to Section 11

By:/s/ Jeff Briggs
Name:  Jeff Briggs
Title:    Executive Vice President and Treasurer